Exhibit 10.4.5

NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAM

UNDER

THE EMERITUS CORPORATION AMENDED AND RESTATED 2006 EQUITY

INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to your Restricted Stock Award Notice (the “Award Notice”) and this Restricted Stock Award Agreement (this “Agreement”), Emeritus Corporation (the “Company”) has granted you a Restricted Stock Award (the “Award”) under the Company’s Non-Employee Director Equity Award Program, which is administered under the terms of the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”), for the number of shares of the Company’s Common Stock indicated in your Award Notice. The Award Notice, this Agreement, the Program and the Plan govern the terms of the Award. Capitalized terms not explicitly defined in this Agreement or the Award Notice but defined in the Plan or the Program shall have the same definitions as in the Plan or the Program, as applicable.

1.	Vesting

Shares that have vested and are no longer subject to forfeiture according to the vesting schedule set forth in the Award Notice are referred to herein as “Vested Shares.” Shares that are not vested and remain subject to forfeiture under the preceding schedule are referred to herein as “Unvested Shares.” The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the vesting schedule set forth in the Award Notice. Collectively, the Unvested Shares and the Vested Shares are referred to herein as the “Shares.”

2.	Transfer Restrictions

Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares is strictly prohibited and void.

3.	Status of Participant

You will be recorded as a shareholder of the Company with respect to the Shares.

4.	Securities Law Compliance

4.1 You represent and warrant that a copy of the Plan and the Plan Summary for the Plan (including any supplements thereto) has been made available to you.

4.2 You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and any applicable state securities laws covering any transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You also hereby confirm that you have been informed that although the Shares acquired pursuant to this

Agreement have been registered under the Securities Act, if and so long as you are an affiliate of the Company for purposes of Rule 144 of the Securities Act, any subsequent sale of such Shares by you must either be registered under the Securities Act or must satisfy the requirements of Rule 144 or another applicable exemption from such registration requirements.

5.	Termination of Service as a Director

All Unvested Shares will immediately be forfeited to the Company upon your termination of service as a director for any reason without the payment of any consideration to you.

6.	Section 83(b) Election for Restricted Stock Award

You understand that under Section 83(a) of the Internal Revenue Code of 1986 (the “Code”), the fair market value of the Unvested Shares on the date the forfeiture restrictions lapse will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the Company’s right to receive back Unvested Shares upon your termination of service as a director prior to the Vest Date (as defined in the Award Notice). You understand that you may elect under Section 83(b) of the Code to be taxed at ordinary income rates on the fair market value of the Unvested Shares at the time they are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the grant date of the Restricted Stock Award.

You understand that there are significant risks associated with the decision to make an 83(b) Election. If you make an 83(b) Election and the Unvested Shares are subsequently forfeited to the Company, you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election. If you make an 83(b) Election and the value of the Unvested Shares subsequently declines, the 83(b) Election may cause you to recognize more compensation income than you would have otherwise recognized. On the other hand, if the value of the Unvested Shares increases and you have not made an 83(b) Election, you may recognize more compensation income than you would have if you had made the election.

THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A. YOU UNDERSTAND THAT IF YOU DECIDE TO MAKE AN 83(b) ELECTION, IT IS YOUR RESPONSIBILITY TO FILE SUCH AN ELECTION WITH THE INTERNAL REVENUE SERVICE AND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the Award of the Shares under this Agreement and does not purport to be complete. YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE AND THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE.

7.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of your specific situation or have had the opportunity to consult with such a tax advisor but have chosen not to do so.

8.	Book Entry Registration of the Shares

The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.

9.	Stop-Transfer Notices

You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

10.	Clawback

The Shares will be subject to any clawback or recoupment policy adopted by the Company pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or as required by other law or the listing requirements of any national securities exchange on which the Common Stock is listed.

11.	General Provisions

11.1	Notices

Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has specified by written notice to the other. The Company or you may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

Emeritus Corporation
Attn: Compensation Department
3131 Elliott Avenue, Suite 500 Seattle, Washington 98121

Notices to you shall be addressed at the address set forth on the Award Notice (or any subsequent address provided to the Company by you in writing).

11.2	No Waiver

No waiver of any provision of the Award Notice or this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

11.3	Undertaking

You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.

11.4	Entire Contract

This Agreement, the Award Notice, the Program and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral or written agreements on the subject. This Agreement is made pursuant to the provisions of the Program and the Plan and will in all respects be construed in conformity with the express terms and provisions of the Program and the Plan.

11.5	Successors and Assigns

The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

11.6	Counterparts

The Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

11.7	Governing Law

The provisions of the Award Notice and this Agreement will be governed by the laws of the State of Washington, without giving effect to principles of conflicts of law.

EXHIBIT A

(attached)

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF TAXPAYER’S SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF TAXPAYER’S SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares of the Common Stock of Emeritus Corporation, a Washington corporation (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

The property is subject to a forfeiture right pursuant to which the Company can reacquire the shares if the taxpayer’s service as a director to the Company terminates prior to the one-year period following the date of grant of the shares.

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $

6.	The amount (if any) paid for such property is: $

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated:
Taxpayer

Dated:
Taxpayer’s Spouse